Exhibit 10.11
STOCKHOLDERS’ AGREEMENT
OF
COMPASS AC HOLDINGS, INC.
          THIS STOCKHOLDERS’ AGREEMENT (the “Agreement”) is made as of September 20, 2005, by and among Compass AC Holdings, Inc., a Delaware corporation (the “Company”), Compass Advanced Partners, L.P., a Bahamian limited partnership (“Compass”), Madison Capital Funding LLC, a Delaware limited liability company (“Madison”), Allied Capital Corporation, a Maryland corporation (“Allied” and, together with Madison, the “Institutional Investors”), John Yacoub, an individual (“John Yacoub”), Ashraf Yacoub, an individual (“Ashraf Yacoub”), Dan Chouinard, an individual (“Chouinard”), Jim Hellmer, an individual (“Hellmer”), and Larry McQuinn, an individual (“McQuinn”, and together with John Yacoub, Ashraf Yacoub, Chouinard and Hellmer, the “Management Stockholders”), and the Additional Holders from time to time a party hereto.
RECITALS
          WHEREAS, Compass owns beneficially and of record 904,000 shares of the Company’s Series B Common Stock, $0.01 par value; and
          WHEREAS, Madison and Allied each own beneficially and of record 40,000 shares of the Company’s Series A Common Stock, $0.01 par value; and
          WHEREAS, the Management Stockholders own beneficially and of record 152,364 shares of the Company’s Series A Common Stock, $0.01 par value; and
          WHEREAS, Compass, the Institutional Investors and the Management Stockholders hold all of the issued and outstanding shares of capital stock of the Company, and desire to set forth certain rights, preferences, privileges, obligations and restrictions accorded to and imposed on the Stockholders.
          NOW, THEREFORE, in consideration of the forgoing recitals and the mutual promises herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     Section 1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:
          1.1. “Additional Holder” and “Additional Holders” mean the additional holder or holders, as the case may be, of Shares that become a party to this Agreement from time to time by signing an Additional Holder Signature Page in the form attached hereto as Exhibit A. Specifically excepted from this definition is any holder that is a successor-in-interest to all or some of the Shares held by Compass, notwithstanding that any successor-in-interest shall sign an Additional Holder Signature Page (any reference to Compass herein shall be a reference to any such successor-in-interest, excluding Section 2.4 which rights shall remain solely vested in Compass for so long as Compass shall hold Shares).
          1.2. “Affiliate” of any particular Person means any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such particular Person.
          1.3. “Control” (Including the terms “controls,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
          1.4. “Original Issue Price” means, for each series of each class of capital stock of the Company, the per share issue price on the first date on which each respective series of capital stock was issued.
          1.5. “Person” means an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).
          1.6. “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, all as the same shall be in effect from time to time.
          1.7. “Shares” means the issued and outstanding shares of Series A Common Stock, Series B Common Stock and such other series of capital stock of the Company which may from time to time come into existence.
          1.8. “Stockholder” means any person who owns Shares which were not acquired in violation of this Agreement.
     Section 2. Shares Subject to Agreement; Restrictions.
          2.1. Shares Subject to Agreement. All Shares, whether currently outstanding or hereafter issued, shall be subject to this Agreement and to all the rights, privileges, preferences, obligations and restrictions hereof.
          2.2. No Transfers. Except as provided in this Section 2, no Stockholder shall sell, assign, convey, transfer, encumber or in any other manner dispose of any or all of the Shares held or owned by him. Notwithstanding the preceding sentence, a Management Stockholder may encumber his or her Shares pursuant to a loan, note or other indebtedness if Compass or the Company is the creditor and the encumberance is in favor of Compass or the Company, as the case may be. Any sale, assignment, conveyance, transfer, encumbrance or other disposition of the Shares in violation of this Agreement is void ab initio.
          2.3. Exempt Transfers. Notwithstanding Section 2.2, a Stockholder may make an Exempt Transfer. The following transactions shall constitute “Exempt Transfers” as that term is used in this Agreement: (i) an inter vivos transfer by a Stockholder to his or her spouse or lineal descendants; (ii) an inter vivos transfer to a trust for the benefit of such Stockholder and/or the benefit of one or more of his or her spouse or lineal descendants; (iii) a transfer by will or intestate succession to a Stockholder’s spouse or lineal descendants or such Stockholder’s executor, administrator or testamentary trustee for the benefit of one or more of such Stockholder’s spouse or lineal descendants; (iv) a transfer from a trust for the benefit of a Stockholder and/or one or more of his or her spouse or lineal descendants to such Stockholder’s spouse and/or lineal descendants; (v) a transfer to any members of the Board of Directors of the Company that are nominees of Compass; (vi) a transfer to any director, officer or employee of The Compass Group International LLC; (vii) a transfer to a Person in which a Compass Affiliate is directly or indirectly the beneficial owner of five percent or more of the equity securities of such Person, (viii) a transfer by Madison to The New York Life Insurance Company or any of its majority-owned subsidiaries, provided that Madison shall provide the Company with written notice of such transfer within sixty (60) days of the transfer, and (ix) a transfer by Allied to an Allied Affiliate with the prior written consent of Compass, which consent shall not be unreasonably withheld. The Shares transferred to any such permitted transferee shall remain subject to the provisions of this Agreement and such permitted transferee shall become a Stockholder for purposes of this Agreement. Every such transferee shall observe and comply with this Agreement and with all obligations and restrictions imposed hereby and shall, at the request of Compass or any Stockholder, execute an Additional Holder Signature Page.
          2.4. Drag Along/Tag Along Rights. Compass shall be permitted to sell, assign, convey, transfer, encumber or in any other manner dispose of any or all of the Shares held or owned by it, subject, however, (i) that Shares transferred to any person shall remain subject to the provisions of this Agreement and such transferee shall become a Stockholder for purposes of this Agreement and (ii) in the case of sales or other transfers for value, to the following restrictions:
          (a) Disposition Notice. If Compass proposes at any time to sell or otherwise transfer for value, whether in a single transaction or in a series of transactions, including any redemption or repurchase of Shares by the Company, but excluding Exempt Transfers, (i) in the context of Section 2.4(b), substantially all of its Shares, or (ii) in the context of Section 2.4(c), more than 5% of the then outstanding Shares of the Company (each a “Proposed Sale”) to any person, Compass shall send written notice (the “Disposition Notice”) to the other Stockholders specifying the identity and address of such person, the number of Shares to be sold, the proposed per Share sale price, the form of consideration to be paid, any other material terms and conditions of the Proposed Sale, and, for bona fide sales subject to Section 2.4(b), below, whether Compass is thereby exercising its Section 2.4(b) Drag Along Rights. The Disposition Notice shall be deemed effective with respect to each such Stockholder in accordance with Section 7.2.
          (b) Drag Along Rights. In the event that the Proposed Sale is a bona fide sale or other bona fide transfer for value to a non-affiliated third party (a “Third Party Purchaser”), Compass shall have the right to require each of the other Stockholders to sell, and each of the Stockholders hereby agrees to sell, an equal percentage of his Shares (the “Drag Along Right”) to such Third Party Purchaser on the same terms and conditions, and at the same time as, the Proposed Sale. If Compass has by way of the Disposition Notice exercised its Drag Along Rights, then, promptly upon receipt of such Disposition Notice, each Stockholder (each a “Drag Along Stockholder”) shall deliver to Compass (or such other person as may be agreed upon between Compass and each such Drag Along Stockholder) to be held by Compass (or such other agreed upon person) in escrow for sale or return upon the terms of this Section 2.4, the certificate or certificates representing the Shares to be sold pursuant to this Section 2.4(b), duly endorsed or accompanied by executed stock powers, together with a limited power-of-attorney authorizing Compass to sell such Shares in accordance with the terms of this Section 2.4(b). To the fullest extent of the law, the Stockholders and any Additional Holders expressly waive any appraisal rights conferred under the Delaware General Corporation Law.
          (c) Tag Along Rights. Upon receipt of any Disposition Notice from Compass, each of the other Stockholders shall have, as a condition to closing the Proposed Sale, the right to require (the “Tag Along Right”) that the same percentage of his or its Shares be sold as part of, and upon the same terms and conditions as, the Proposed Sale. The rights referred to in this Section 2.4(c) shall be exercised by written notice to Compass (the “Tag Along Notice”). The Tag Along Notice shall only be deemed effective if received by Compass from the electing Stockholder (each a “Tag Along Stockholder”) within the period ending 30 days after the Disposition Notice was received by such Tag Along Stockholder. Promptly upon giving the Tag Along Notice, each Tag Along Stockholder shall deliver to Compass (or such other person as may be agreed upon between Compass and such Tag Along Stockholder) to be held by Compass (or such other person) in escrow for sale or return upon the terms of this Section 2.4(c), the certificate or certificates representing his Shares to be sold as part of the Proposed Sale, duly endorsed or accompanied by executed stock powers, together with a limited power-of-attorney authorizing Compass to sell such Shares in accordance with the terms of this Section 2.4.
          (d) Promptly upon the consummation of any Proposed Sale, and, in any event not later than 5 days after such consummation, Compass shall deliver to each Drag Along Stockholder or Tag Along Stockholder, as the case may be, the total sale price of his or its Shares sold as part of the Proposed Sale (after deduction of his proportionate share, based on number of Shares sold, of the reasonable out-of-pocket expenses associated with such Proposed Sale), together with evidence of the expenses associated with, and the completion and time of completion of, such Proposed Sale.
          (e) Notwithstanding anything herein to the contrary, Compass shall have 90 days from the date of receipt of any Disposition Notice during which to consummate the Proposed Sale to which such Disposition Notice relates. If, at the end of such 90 day period, Compass has not consummated the Proposed Sale, all certificates representing Shares delivered by either a Drag Along Stockholder or Tag Along Stockholder, as the case may be, to Compass for sale or other disposition as part of such Proposed Sale shall be returned to such Drag Along Stockholder or Tag Along Stockholder, as the case may be, and the transaction contemplated by the Proposed Sale shall be deemed to be a new Proposed Sale and shall again be subject to the provisions of this Section 2.4.

          (f) Limitations.
          (i) Notwithstanding anything herein to the contrary, in the event that all of the Stockholders are required to provide any indemnities in connection with the Proposed Sale, each Stockholder shall not be liable for more than such Person’s pro rata share (based upon the amount of consideration received) of any liability for indemnity, and such liability shall not exceed (A) the total purchase price or consideration received by such Stockholder for such Person’s Shares in the Proposed Sale plus (B) such Stockholders’ pro rata share of any escrow established in connection with any such Proposed Sale.
          (ii) Notwithstanding anything herein to the contrary, the Institutional Investors shall only be obligated to make representations or warranties in any such Proposed Sale as to such Person’s (i) title and ownership of the Shares to be sold by such Person, including the absence of liens or encumbrances on such Shares, (ii) authorization, execution and delivery of the relevant documents by such Person, and (iii) the enforceability of the relevant documents against such Person.
          2.5. Expiration of Restrictions. All restrictions imposed pursuant to this Section 2 shall terminate:
          (a) at any time upon the written agreement of the Company and all the Stockholders then signatory to this Agreement as it may be amended or revised from time to time;
          (b) immediately upon the dissolution of the Company or the bankruptcy or insolvency of the Company;
          (c) immediately upon the closing of the first underwritten offering by the Company to the public pursuant to an effective registration statement under the Securities Act; provided that such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Company exceed $50,000,000; provided, further, that the Stockholders shall be required to enter into customary lock-up agreements in such form as is generally required from company insiders by the lead underwriter in such offering; or
          (d) upon the acquisition by merger of the Company by an existing publicly traded company; provided that the Stockholders receive cash or publicly-tradeable securities in exchange for their Shares pursuant to such acquisition.
     Section 3. Pre-Emptive Rights.
          3.1. Rights to Purchase Additional Securities. So long as the restrictions imposed by Section 2 apply to the Stockholders and have not terminated pursuant to Section 2.5, except for Excluded Issuances (as defined in Section 3.3 below), if the Company authorizes or issues to any Person (the “Proposed Purchaser”) any of its Shares or other equity securities, debt securities containing equity features or other securities or other rights convertible into or containing options or rights to acquire any such debt or equity securities (collectively, “Securities”), the Company shall, within 90 days of such authorization or issuance, offer to sell by written notice (the “Offer Notice”) to each holder of record of Shares on the date of such authorization or issuance a portion of such Securities equal to the number of Securities to be so issued multiplied by the quotient determined by dividing (A) the number of Shares held by such holder of Shares by (B) the number of Shares then outstanding (calculated assuming that all convertible securities shall be converted into Shares, to the extent then exercisable, immediately prior to such issuance). The Offer Notice shall describe the terms of the offering, including, without limitation, the Securities offered and the price and other terms of sale, and shall set forth in reasonable detail the payment terms and such Stockholder’s percentage allotment.
          3.2. Notice of Acceptance. In order to exercise his or its preemptive rights hereunder, each holder of Shares must deliver a written notice to the Company within 15 days of receipt of the Offer Notice, describing his or its election to purchase the Securities. If a holder of Shares fails to timely exercise such holder’s rights pursuant to this Section, the Company shall be entitled to sell such Securities which any holder of Shares has not elected to purchase to the Proposed Purchaser following such expiration on terms and conditions no more favorable to the Proposed Purchaser thereof than those offered to the holders of Shares.
          3.3. Excluded Issuances. “Excluded Issuances” means any Shares or any security exercisable, convertible or exchangeable for Shares that may be issued or sold (i) pursuant to stock options or restricted stock or similar arrangements issued or provided to managers, consultants, directors and/or key employees of the Company (up to twenty percent (20%) of the Company’s total outstanding share capital), (ii) other than for cash or cash equivalents as part of an arms’ length transaction in which the Company is acquiring control of an unaffiliated third-party from a person to whom such Shares are issued, (iii) pursuant to a public offering of the Company’s securities, or (iv) to institutional lenders lending money to the Company (but no more than a cumulative aggregate of five percent (5%) of the Company’s total outstanding share capital).
     Section 4. Legend on Certificates. Each certificate representing Shares shall (unless otherwise permitted by the provisions of this Agreement be stamped or otherwise imprinted with a legend (in addition to any legends as may be required pursuant to applicable state securities laws) substantially similar to the following:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED BY A HOLDER UNLESS AND UNTIL THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND, IF REQUIRED BY THE COMPANY, THE HOLDER HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ALL RIGHTS HEREIN ARE SUBJECT TO AND TRANSFERABLE (INCLUDING WITHOUT LIMITATION BY WAY OF PLEDGE OR OTHER GRANT OF A SECURITY INTEREST THEREIN) ONLY IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS’ AGREEMENT, DATED AS OF SEPTEMBER 20, 2005 AMONG THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY SALE, PLEDGE, GIFT, BEQUEST, TRANSFER, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY IN VIOLATION OF SAID STOCKHOLDERS’ AGREEMENT SHALL BE INVALID.
     Section 5. Covenant Not To Compete.
          5.1. During the period (the “Non-Compete Period”) beginning on the date hereof and ending on the second anniversary of the closing date of the Disposition or, if an Employment Termination shall occur prior to the Disposition, the date that is the later to occur of (i) the one year anniversary of the Employment Termination and (ii) the end of the period during which any severance payments are paid under any employment agreement with the Company in connection with such Employment Termination, each Management Stockholder and each Additional Holder that is an employee, officer or director of the Company agrees and covenants that, in connection with the sale, assignment, conveyance, transfer, encumbrance or other disposition of all the Shares owned by such Management Stockholder or Additional Holder (the “Disposition”) or, if such Management Stockholder or Additional Holder is an officer or employee of the Company or its subsidiaries, such individual’s termination of employment with the Company or its subsidiaries, as applicable (the “Employment Termination”), he or she:
          (a) shall not own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, member, manager, director, officer, employee, partner, consultant with, any for profit business, firm, entity or organization, which competes with the Company and its subsidiaries in the manufacturing, marketing and selling of printed circuit boards (the “Business”) in any state in the United States or anywhere else in the world (each a “Competing Concern”); provided, however, the forgoing shall not prohibit such holder from beneficially owning up to five percent (5%) of the outstanding equity securities of a for profit business, firm, entity or organization the equity securities of which are traded on a national securities exchange, the Nasdaq Stock market, or the London Stock Exchange. Each such Stockholder expressly acknowledges and agrees that such restriction is reasonable with respect to subject matter. Each such Stockholder expressly acknowledges and agrees that because the Company and its subsidiaries do business throughout the world, such restriction is reasonable as to geographic area. Each such Stockholder expressly acknowledges and agrees that because the Company is likely to continue to conduct a like business during the Non-Compete Period, such restriction is reasonable as to time.

          (b) shall not, during the period beginning on the closing date of the Disposition and ending on the second anniversary thereof, directly or indirectly,
          (i) contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company or any of its subsidiaries at any time prior to the closing date of the disposition or during the Non-Compete Period, without the prior written consent of Compass;
          (ii) solicit or attempt to induce any customer or other business relation of the Company or any of its subsidiaries into any business relationship (including the termination or rescission of the relationship) which might materially harm the Company or any related, affiliated or subsidiary organization of Company; or
          (iii) participate or concur in any remarks or actions that are disparaging or detrimental in any way to the business or personal reputation of the Company and any related, affiliated or subsidiary organization of Company, or any directors, officers, employees or representatives thereof.
          5.2. Whenever possible each provision and term of this Section 5 will be interpreted in a manner to be effective and valid but if any provision or term of this Section 5 is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Section 5. If any of the covenants set forth in this Section 5 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against each Seller.
     Section 6. Custody of Shares by Company.
          To facilitate the enforcement of the rights and obligations agreed to herein by the parties, each Stockholder and each Additional Holder, other than the Institutional Investors, acknowledges such rights and obligations and agrees that the Company or its designee shall hold each such Stockholder’s and Additional Holder’s Shares (other than the Institutional Investors’ shares), for the benefit of such Stockholder, subject to any rights granted to another party as permitted herein. Each Stockholder and Additional Holder (other than the Institutional Investors) shall promptly deliver to the Company all stock certificates evidencing the Shares of such holder, together with a stock power executed in blank in a form acceptable to the Company and its counsel. So long as the Company shall hold the Shares on behalf of a Stockholder, the Stockholder shall be entitled to exercise such holder’s right to vote such Shares and shall be entitled to receive any dividend (ordinary or extraordinary, whether paid in cash or property) or other distribution with respect to such Shares.

     Section 7. Miscellaneous.
          7.1. Effectiveness of Transfers. No Shares shall be transferred on the Company’s books and records, and transfers of Shares shall be otherwise ineffective, unless any such transfer is made pursuant to and in accordance with the terms and conditions of this Agreement.
          7.2. Notices. Any and all notices or consents required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been received (i) on the date of delivery if delivered in person or by facsimile copy and confirmed, (ii) on the date received if sent by Federal Express or other similar overnight delivery service which requires a signed receipt or (iii) upon three days after the date of mailing, if mailed first class by registered or certified mail, return receipt requested, to the party entitled to receive the same at the following addresses:

Company:	Compass AC Holdings, Inc.
c/o The Compass Group International, LLC
61 Wilton Road, 2nd Floor
Westport, Connecticut 06880
Attn: I. Joseph Massoud
Facsimile No.: (203) 221-8253

with a copy to:	Squire, Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 3500
Cincinnati, Ohio 45202
Attention: Stephen C. Mahon
Facsimile No.: (513) 361-1201

Compass:	Compass Advanced Partners, L.P.
c/o The Compass Group International, LLC
24422 Avenida de la Carlota
Suite 370
Laguna Hills, California 92653
Attn: Elias J. Sabo
Facsimile No.: (949) 420-0771

with a copy to:	Squire, Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 3500
Cincinnati, Ohio 45202
Attention: Stephen C. Mahon
Facsimile No.: (513) 361-1201

Madison:	Madison Capital Funding LLC
30 South Wacker Drive, Suite 3700
Chicago, Illinois 60606
Attention: Advanced Circuits Account Manager
Facsimile No: (312) 596-6950

with a copy to:	Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60302
Attention: John M. Schloerb
Facsimile No.: (312) 558-5700

Allied:	Allied Capital Corporation
1919 Pennsylvania Avenue, NW, 3rd floor
Washington, DC 20006
Attention George Ferris, Principal
Facsimile No: (202) 659- 2053

with a copy to:	Dickstein Shapiro Morin & Oshinsky LLP
2101 L Street, NW
Washington, DC 20037
Attn: David P. Parker
Facsimile No: (202) 887-0689

Management Stockholders:	To the address of each Management Stockholder as set forth on the signature page hereto.

Additional Holders:	As applicable, to the address of each Additional Holder as set forth on the Additional Holder Signature Page.
          Any party hereto may change his, her or its address for notice by giving notice to the other parties stating his, her or its new address, all in the manner provided herein. Commencing on the fifth day after giving such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement
          7.3. Specific Performance. Due to the fact that the Shares cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of any of the terms, covenants and conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance in accordance with the provisions hereof.
          7.4. Entire Agreement. This Agreement cancels and supersedes any and all oral or written agreements and understandings made between the parties relating to the subject matter hereof, and contains the entire agreement of the parties with respect to the subject matter hereof.
          7.5. Amendments; Termination. This Agreement may not be modified, amended or, except as herein provided, terminated by a written agreement signed by all of the parties hereto.

          7.6. Waiver. Any party may waive compliance by any other with any of the covenants or conditions herein, but no waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
          7.7. Assignment. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of Compass, its successors and permitted assigns, and the other Stockholders, their heirs, personal representatives, successors and permitted assigns; provided, however, that nothing contained herein shall be construed as granting any Stockholder the right to transfer his or its Shares except as expressly provided in this Agreement.
          7.8. Headings. The headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents hereof.
          7.9. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          7.10. Interpretations. When the context in which words are used in this Agreement indicates that such is the intent, words used in the singular shall have a comparable meaning when used in the plural and vice versa; pronouns stated in the masculine, feminine or neuter shall include each other gender; and, the term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.
          7.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.
          7.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such State.
          7.13. No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Madison, any of its affiliates or any other lender in their capacity as lenders to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or such Subsidiary has borrowed money. Without limiting the generality of the foregoing, neither Madison nor any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have any duty to consider (a) its status as a direct or indirect Stockholder of the Company, (b) the interests of the Company or any of its Subsidiaries or (c) any duty it may have to any other direct or indirect Stockholder of the Company, except as may be required under the applicable loan documents.

          7.14. Confidentiality. Each Institutional Investors hereby acknowledges it obligations with respect to confidentiality as set forth in Section 10.9 of the Credit Agreement, which obligations are incorporated by reference herein and made a part hereof to the same extent as if they were set forth herein in their entirety. Such obligations shall survive the termination of the Credit Agreement and the Institutional Investors shall be bound by the same for so long as it shall own any Shares. Each other Stockholder acknowledges that, as a Stockholder of the Company, he, she or it may become privy to confidential information regarding the Company and its subsidiaries and the financial condition, business or operations of the Company and its subsidiaries. Each other Stockholder agrees that he, she or it will maintain in strict confidence and will not, directly or indirectly, divulge, transmit, publish, release, or otherwise use or cause to be used in any manner to compete with or contrary to the interests of the Company and its subsidiaries, any confidential information relating to the Company’s or its subsidiaries’ systems, operations, processes, computer programs and data bases, records, development data and reports, cost analyses, flow charts, know how, customer lists, supplier lists, marketing data, personnel data, or any information relating to sales, financial structure, pricing, or other information of like nature. Each other Stockholder acknowledges that all information regarding the Company and its subsidiaries compiled or obtained by or furnished to him, her or it in connection with his, her or its association with the Company or any subsidiary thereof is confidential information and the Company’s and such subsidiary’s exclusive property. Upon demand by the Company, any Stockholder shall surrender to the Company all original and facsimile records, documents, data, and other materials in his possession pertaining to the Company, except to the extent such Stockholder is required to retain such information by law or regulatory authority. Notwithstanding the foregoing, this provision does not apply to the extent, and only to the extent, such information is clearly obtainable in the public domain.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPASS AC HOLDINGS, INC.		COMPASS ADVANCED PARTNERS, L.P.
		By:	Navco Management, Inc.,
its General Partner

By:	/s/ Elias J. Sabo		By:	/s/ Elias J. Sabo

Name:	Elias J. Sabo		Name:	Elias J. Sabo
Title:	President		Title:	Attorney-in-Fact

Address for notices:			Address for notices:
61 Wilton Road			61 Wilton Road
Westport, Connecticut 06880			Westport, Connecticut 06880
Attention: I. Joseph Massoud			Attention: I. Joseph Massoud
Facsimile: (203) 221-8253			Facsimile: (203) 221-8253

JOHN YACOUB		ASHRAF YACOUB

By:	/s/ John Yacoub		By:	/s/ Ashraf Yacoub

Address for notices:			Address for notices:
5579 S. Helena St			5478 S. Helena St
Aurora Co 80015			Centenial Co 80015
Facsimile:			Facsimile:

DAN CHOUINARD		JAMES HELLMER

By:	/s/ Dan Chouinard		By:	/s/ James Hellmer

Address for notices:			Address for notices:
6164 South Fundy G			5451 S. HOCKBERRY LANE
Aurora, Co 80016			HIGHLANDS RANCH, Co 80129
Facsimile:			Facsimile:

LARRY MCQUINN		MADISON CAPITAL FUNDING LLC

BY:	/s/ Larry Mcquinn	By:	/s/ Tom Klinacak

		Name:	Tom Klinacak
		Title:	Managing Director

Address for notices:		Address for notices:
9916 S. Ramshead Ct.		30 South Wacker Drive, Suite 3700
Highlands Ranch, Co 80130		Chicago, Illinois 60606
Facsimile:		Attn: Advanced Circuits Account Manager

Facsimile No: (312) 596-6950

ALLIED CAPITAL CORPORATION

By:	/s/ George Ferris

Name:	GEORGE FERRIS
Title:	PRINCIPAL

Address for notices:
1919 Pennsylvania Avenue, NW, 3rd Floor
Washington, DC 20006
Attention George Ferris, Principal
Facsimile No: (202) 659-2053

EXHIBIT A
ADDITIONAL HOLDER SIGNATURE PAGE
     The undersigned, desiring to become a Stockholder of Compass AC Holdings, Inc., a Delaware corporation (the “Company”), hereby agrees to all of the terms of the foregoing Stockholders’ Agreement and agrees to be bound by the terms and provisions thereof.

     Executed by the undersigned as a Stockholder of the Company.

Series and Number
of Shares:

STOCKHOLDER:

By:

Name:

Print

Tax ID No.:

Address:

Date :